Exhibit 99.2

News Release

Contact: Diane Salucci, Vice President

Corporate Communications and Investor Relations

858.668.2586 x3690

or

Shari Rodriguez, Director of Public Relations

858.668.2580 • shari.rodriguez@bridgepointeducation.com

BRIDGEPOINT EDUCATION SIGNS LICENSE AGREEMENT WITH PEARSON eCOLLEGE FOR ONLINE LEARNING PLATFORM

SAN DIEGO (October 1, 2009) — Bridgepoint Education, Inc. (NYSE:BPI), a provider of postsecondary education services focused on providing higher access to higher education, announced today that it has entered into a License Agreement with Pearson eCollege for its online learning platform for Ashford University and University of the Rockies.

“Bridgepoint Education is committed to continuous improvement, and we expect the Pearson eCollege solution to help us further enhance the student experience at both Ashford University and University of the Rockies,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education.  “We believe the Pearson eCollege platform and services will best serve our student population and expect to begin implementation during the fourth quarter of 2009.”

About Bridgepoint Education
Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in the disciplines of business, education, psychology, social sciences and health sciences.  Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado, respectively. For more information about Bridgepoint Education, visit www.bridgepointeducation.com or call Shari Rodriguez, director of Public Relations at 858.668.2580.

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About Pearson eCollege

Pearson eCollege, a part of Pearson (NYSE: PSO), is the leader in powering online learning and programs that enable educators globally to achieve measurable success for online and blended academic programs through on-demand education solutions that advance and improve the teaching and learning experience for learners in multiple types of educational institutions and programs. Pearson eCollege provides a composable (SaaS) learning platform, academic analytics and assessment, rich content solutions and renowned multi-level user support that allow students and teachers to achieve their academic goals. Pearson eCollege is the choice provider of online learning technology and services to the top online schools and programs globally. For more information, go to www.pearsonecollege.com. Media Contact: Susan Aspey, Susan.aspey@pearson.com or 800.745.8489.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events and expectations and are based on assumptions and estimates including, without limitation, those regarding: management’s belief that the eCollege online learning platform will further enhance the student experience at the Company’s academic institutions; management’s expectation that the eCollege online learning platform will best serve the Company’s online student population; and management’s expectation that the implementation of the eCollege online learning platform will commence within the fourth quarter of 2009.

Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: unexpected difficulties or delays in implementing the eCollege online learning platform; failure to achieve the expected benefits from transitioning to the eCollege online learning platform; and the risk factors discussed in Part II, Item 1A (Risk Factors) of the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 21, 2009 and August 11, 2009, and in other periodic reports the Company may file with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.